                                                                    Exhibit 99
                                                                    ----------
TEXTILE SERVICES   IMAGE APPAREL   INNOVATION VALUE

                                             Angelica Corporation
                                             424 South Woods Mill Road
                                             Suite 300
Angelica [Logo]                              Chesterfield, Missouri 63017 3406
                                             Tel: 314.854.3800
                                             Fax: 314.854.3890

                                                               August 15, 2002
Dear Fellow Shareholder,

I AM PLEASED TO REPORT THAT OUR SECOND QUARTER FINANCIAL PERFORMANCE FOR CONTINUING OPERATIONS WAS AS ENCOURAGING AS THE FIRST QUARTER THIS YEAR. Second quarter combined sales and revenues for continuing operations increased 3.7 percent over last year, and EARNINGS OF $.38 PER SHARE ($.37 FULLY DILUTED), BEFORE AN EXTRAORDINARY ITEM RELATED TO DEBT REFINANCING, REPRESENT AN INCREASE OF 375.0 PERCENT COMPARED TO $.08 PER SHARE IN LAST YEAR'S SECOND QUARTER. For the first half, combined sales and revenues for continuing operations increased 4.1 percent over last year, and earnings before the extraordinary item of $.64 per share ($.63 fully diluted) represent an impressive increase of 166.7 percent over $.24 per share in last year's first half. While we were pleased with the increases in combined sales and revenues in the quarter and first half, those increases would have been a more impressive 5.8 percent in the quarter and 5.2 percent in the first half but for the sale by Textile Services of one of its plants and the closing of 23 stores by Life Retail.

An extraordinary item which occurred at the beginning of the second quarter this year was the payment to our prior lenders of a prepayment penalty of $4,409,000, net of tax, in connection with the refinancing of all of our debt following the sale of the Manufacturing and Marketing segment. This created an extraordinary loss of $.51 per share ($.50 fully diluted). At the end of the quarter, our outstanding long-term debt was only $23,800,000 compared with $72,400,000 at last year end, and the rates on the new debt are far lower than rates on the previous debt. INTEREST EXPENSE THIS FISCAL YEAR SHOULD BE ABOUT $3,500,000 TO $4,000,000 LOWER THAN LAST YEAR.

With respect to discontinued operations, which consists of the Manufacturing and Marketing segment sold earlier this year, at the end of the second quarter we once again estimated the total loss on sale and discontinuation of that business. This process required that we recognize an additional $961,000 after tax loss on the sale, or $.11 per share, which is reflected in the second quarter results of discontinued operations. After combining both continuing and discontinued operations, and including the extraordinary item discussed above, in total the second quarter reflects a net loss of $.24 per share compared with net income of $.10 per share in the same period last year.

Excluding the extraordinary item, CONTINUING OPERATIONS GENERATED NEARLY $11,000,000 IN OPERATING CASH FLOW for the first half of this year, and our asset use efficiency continues to be very good. Incidentally, as a consequence of the loss associated with the sale of Manufacturing and Marketing, we expect to receive a federal tax refund of approximately $11,000,000 by sometime in the fall of 2003, which also will benefit our cash flow.

THE TEXTILE SERVICES SEGMENT HAD ANOTHER EXCEPTIONAL QUARTER, with revenues rising 3.4 percent to $66,795,000, compared with $64,585,000 for the second quarter last year. Operating earnings reached $6,478,000, representing a
34.1 percent increase over the $4,831,000 earned in last year's second quarter. For the first half, revenues increased 4.1 percent to $135,176,000, compared with $129,870,000 for the same period last year. Operating earnings were $12,362,000, or 29.2 percent higher than the $9,571,000 earned in the first half last year, with $7,000,000 of net new business (annualized revenues from new business installed less lost business) being added in this year's first half. WE ARE PLEASED WITH THE ORGANIC GROWTH OPPORTUNITIES IN THIS SEGMENT AND, COUPLING THAT GROWTH WITH PRUDENT ACQUISITIONS, WE BELIEVE THAT WE CAN CONTINUE TO EXPERIENCE EXCELLENT FUTURE REVENUE AND EARNINGS GROWTH FOR THIS SEGMENT.


www.angelica-corp.com

Textile Services sold its underperforming Denver, Colorado plant during the quarter, which reduced revenues by about $600,000 but also yielded a (non-recurring) gain on sale of $500,000. This segment also recently broke ground on a $10,500,000 state-of-the-art plant to be located in Phoenix, Arizona, which should be completed next spring. Additionally, Textile Services announced a proposed exchange transaction with Tartan Textile, a competitor, which would involve essentially trading our Philadelphia, Pennsylvania plant for their Vallejo, California plant. WHEN COMPLETED, THE TRANSACTION WILL STRENGTHEN TEXTILE SERVICES' POSITION IN THE CALIFORNIA MARKET AND ADD TO ITS "CLUSTER" OF PLANTS IN NORTHERN CALIFORNIA.

Life Retail Stores had a same-store sales increase of 6.7 percent in the second quarter, bringing the gain for the first half to 4.3 percent compared with a 2.1 percent decline in the first half last year. Overall, sales for the second quarter increased 4.6 percent to $21,731,000 from $20,774,000 in last year's second quarter. This was accomplished even though we have 23 fewer stores in operation this year compared to last, so our sales gain is more significant when that is taken into consideration. (Lost sales from closed stores amounted to about $1,200,000 in the quarter.) CONTRIBUTING TO THE TOP-LINE GROWTH WAS ANOTHER SIGNIFICANT SALES INCREASE IN THE CATALOGUE AND E-COMMERCE DISTRIBUTION CHANNELS. Segment operating earnings for the quarter were $151,000 compared to an operating loss of $712,000 in the same period last year. For the first half, sales increased 4.3 percent, from $44,676,000 to $46,607,000 in the same period last year. First half operating earnings were $852,000 compared to an operating loss of $773,000 in the comparable period last year.

EFFECTIVE JULY 1, 2002, ANGELICA CORPORATION WAS ADDED TO THE RUSSELL 3000 BROAD MARKET INDEX, AS WELL AS THE RUSSELL 2000 SMALL-CAP INDEX, as a result of the more than 50 percent increase in market capitalization of our stock over the past year. Representation in these indices should provide additional awareness and positive support for our stock.

Stock options (the number of shares granted, when and to whom), lately have received special attention by investors due to highly-publicized abusive actions by some companies. Most investors recognize the positive nature of stock options, in terms of aligning management and shareholder interests, but they lament abusive practices. At Angelica, we ensure that the total number of options granted and available to be granted (commonly referred to as "overhang") is less than 15 percent of outstanding shares. This level minimizes the potential negative dilutive impact on shareholder value in the future. We agree that it is reasonable to expense the cost of stock option grants, but we intend to wait until the appropriate legislative or accounting bodies decide upon the optimal method for such expensing. Incidentally, the cost of options granted last year by Angelica, if we were to utilize the conventional Black-Scholes evaluation method, was less than $425,000 (pretax) amortized over four years. For the year, it would be less than $.01 per share. The benefits of reinforcing management's behavior to think and act as owners, plus the positive aspects for recruiting and retaining high-quality management by granting stock options, considerably exceed this modest cost.

There have been very reasonable demands from many quarters for more honest representation by all companies of their financial performance in a simple, clear and concise fashion. While I think that at Angelica we have always done that, WE WILL RE-EVALUATE OUR EFFORTS AND CONTINUE TO STRIVE TO IMPROVE UPON OUR REPORTING TO YOU AND TO OTHER INTERESTED PARTIES.

BY CONTINUING TO EFFECTIVELY AND EFFICIENTLY FOCUS OUR ENERGIES AND RESOURCES ON THE HEALTHCARE SERVICES SECTOR, WE EXPECT TO EXPERIENCE FAVORABLE FUTURE INCREASES IN REVENUES AND EARNINGS. Given the condition of the economy and other factors, I am hesitant to increase our earnings per share forecast at this time beyond a rather broad range of $1.00 to $1.10 for the full year for continuing operations before extraordinary item. Nevertheless, I AM, AND YOUR SENIOR MANAGEMENT

TEAM ARE, ENCOURAGED BY OUR CURRENT OPERATING TRENDS. We plan to review our earnings estimate again at the end of the third quarter, and hopefully we will once again be able to revise it upwards.

Your management team continues to revisit the basic critical success factors for the Company. The driving force behind all of our tactical action plans is the premise THAT WE MUST CONTINUE TO BE "CUSTOMER-FOCUSED AND
VALUE-DRIVEN." We believe that by adding value for our associates and our customers that your shareholder value will also continue to increase.

Respectfully submitted,

/s/ Don W. Hubble

Don W. Hubble
Chairman, President and Chief Executive Officer

CONSOLIDATED STATEMENTS OF INCOME
Angelica Corporation and Subsidiaries
Unaudited (Dollars in thousands, except per share amounts)

                                                                 Second Quarter Ended                   First Half Ended
                                                             ------------------------------     ---------------------------------
                                                               July 27,         July 28,           July 27,           July 28,
                                                                 2002             2001               2002               2001
                                                             -------------    -------------     ---------------    --------------
CONTINUING OPERATIONS:
    Textile service revenues                                  $    66,795      $    64,585       $     135,176      $    129,870
    Net retail sales                                               21,731           20,774              46,607            44,676
                                                             -------------    -------------     ---------------    --------------
                                                                   88,526           85,359             181,783           174,546
                                                             -------------    -------------     ---------------    --------------
    Cost of textile services                                       52,799           52,998             107,099           107,101
    Cost of goods sold                                             10,117            9,728              22,203            21,366
                                                             -------------    -------------     ---------------    --------------
                                                                   62,916           62,726             129,302           128,467
                                                             -------------    -------------     ---------------    --------------
    Gross profit                                                   25,610           22,633              52,481            46,079
                                                             -------------    -------------     ---------------    --------------
    Selling, general and administrative expenses                   21,845           19,639              43,812            39,873
    Interest expense                                                  607            2,019               2,150             4,047
    Other (income) expense, net                                    (1,511)             220              (1,677)             (133)
                                                             -------------    -------------     ---------------    --------------
                                                                   20,941           21,878              44,285            43,787
                                                             -------------    -------------     ---------------    --------------
    Income from continuing operations pretax                        4,669              755               8,196             2,292
    Provision for income taxes                                      1,401               68               2,635               206
                                                             -------------    -------------     ---------------    --------------
    Income from continuing operations
      before extraordinary item                                     3,268              687               5,561             2,086
    Extraordinary loss on early extinguishment
      of debt, net of taxes of $2,374 (Note 4)                     (4,409)               -              (4,409)                -
                                                             -------------    -------------     ---------------    --------------
    (Loss) income from continuing operations                       (1,141)             687               1,152             2,086
                                                             -------------    -------------     ---------------    --------------

DISCONTINUED OPERATIONS:
    Income from operations of discontinued
      segment, net of taxes of $437 and $1,113                          -              208                   -               258
    Loss on disposal of discontinued segment,
      net of taxes of $518 and $2,912 (Note 5)                       (961)               -              (5,408)                -
                                                             -------------    -------------     ---------------    --------------
    (Loss) income from discontinued operations                       (961)             208              (5,408)              258
                                                             -------------    -------------     ---------------    --------------
    Net (loss) income                                         $    (2,102)     $       895       $      (4,256)     $      2,344
                                                             =============    =============     ===============    ==============


BASIC EARNINGS (LOSS) PER SHARE:
    Income from continuing operations
      before extraordinary item                               $      0.38      $      0.08       $        0.64      $       0.24
    Extraordinary loss, net of tax                                  (0.51)               -               (0.51)                -
                                                             -------------    -------------     ---------------    --------------
    (Loss) income from continuing operations                        (0.13)            0.08                0.13              0.24
    (Loss) income from discontinued operations                      (0.11)            0.02               (0.62)             0.03
                                                             -------------    -------------     ---------------    --------------
    Net (loss) income                                         $     (0.24)     $      0.10       $       (0.49)     $       0.27
                                                             =============    =============     ===============    ==============
DILUTED EARNINGS (LOSS) PER SHARE:
    Income from continuing operations
      before extraordinary item                               $      0.37      $      0.08       $        0.63      $       0.24
    Extraordinary loss, net of tax                                  (0.50)               -               (0.50)                -
                                                             -------------    -------------     ---------------    --------------
    (Loss) income from continuing operations                        (0.13)            0.08                0.13              0.24
    (Loss) income from discontinued operations                      (0.11)            0.02               (0.62)             0.03
                                                             -------------    -------------     ---------------    --------------
    Net (loss) income                                         $     (0.24)     $      0.10       $       (0.49)     $       0.27
                                                             =============    =============     ===============    ==============

NOTES TO CONSOLIDATED STATEMENTS OF INCOME
Angelica Corporation and Subsidiaries
Unaudited (Dollars in thousands)


Note 1. Comprehensive (loss) income, consisting of net (loss) income and foreign currency translation adjustments, totaled $(2,102) and $917 for the quarters ended July 27, 2002 and July 28, 2001, respectively; and $(4,256) and $2,290 for the six months ended July 27, 2002 and July 28, 2001, respectively.

Note 2. Certain amounts in the prior year have been reclassified to conform to current year presentation.

Note 3. Taxes on income from continuing operations have been provided for at an effective tax rate of 32.2 percent in fiscal 2003 and 9.0 percent in fiscal 2002 based upon the Company's estimated effective tax rate for the year.

Note 4. During the second quarter of this fiscal year, a prepayment penalty was paid to lenders in connection with the complete refinancing of the Company's debt following the sale of the Manufacturing and Marketing segment. In accordance with FASB Statement No. 4, that prepayment penalty has been treated as an extraordinary item. Under recently issued FASB Statement No. 145, effective next fiscal year, the prepayment penalty will not be treated as an extraordinary item, and accordingly, results will be restated at that time to reflect this change in accounting treatment.

Note 5. The consolidated balance sheets as of July 27, 2002 and January 26, 2002 reflect the segregation of the net assets of the discontinued Manufacturing and Marketing segment and writedown of those assets to their estimated net realizable value, as well as estimates of the costs of disposal and transition. The differences between these estimates as of July 27, 2002 and January 26, 2002 resulted in recording of an after-tax loss on disposal of $4,447 in the first quarter and $961 in the second quarter. The sale of certain assets of this segment's non-healthcare business to Cintas Corporation closed on April 19, 2002, and the sale of certain assets of the healthcare business to Medline Industries closed on May 17, 2002.

CONSOLIDATED BALANCE SHEETS
Angelica Corporation and Subsidiaries
Unaudited (Dollars in thousands)
                                                                                       July 27,               January 26,
                                                                                         2002                    2002
                                                                                  ------------------      ------------------
ASSETS
------
Current Assets:
    Cash and short-term investments                                                $          9,163        $         18,742
    Receivables, less reserves of $1,700 and $1,306                                          34,407                  33,536
    Inventories                                                                              14,529                  14,435
    Linens in service                                                                        31,410                  32,196
    Prepaid expenses and other current assets                                                 2,538                   2,968
    Deferred income taxes                                                                    19,979                  16,478
    Net current assets of discontinued segment                                               14,950                  61,774
                                                                                  ------------------      ------------------
      Total Current Assets                                                                  126,976                 180,129
                                                                                  ------------------      ------------------

Property and Equipment                                                                      175,425                 174,893
Less -- reserve for depreciation                                                            100,172                  98,208
                                                                                  ------------------      ------------------
                                                                                             75,253                  76,685
                                                                                  ------------------      ------------------

Goodwill                                                                                      4,256                   4,294
Other acquired assets                                                                           876                   1,553
Cash surrender value of life insurance                                                       25,661                  25,349
Deferred income taxes                                                                           143                     654
Miscellaneous                                                                                 1,003                     365
                                                                                  ------------------      ------------------
                                                                                             31,939                  32,215
Net noncurrent assets of discontinued segment                                                   357                   1,836
                                                                                  ------------------      ------------------
Total Assets                                                                       $        234,525        $        290,865
                                                                                  ==================      ==================

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Current Liabilities:
    Current maturities of long-term debt                                           $            227        $         71,602
    Accounts payable                                                                         22,155                  20,958
    Accrued expenses                                                                         36,638                  40,609
                                                                                  ------------------      ------------------
      Total Current Liabilities                                                              59,020                 133,169
                                                                                  ------------------      ------------------

Long-Term Debt, less current maturities                                                      23,800                     812
Other Long-Term Obligations                                                                  15,164                  15,380

Shareholders' Equity:
    Common Stock, $1 par value, authorized 20,000,000
      shares, issued:  9,471,538                                                              9,472                   9,472
    Capital surplus                                                                           4,200                   4,200
    Retained earnings                                                                       135,550                 142,188
    Common Stock in treasury, at cost: 799,316 and 863,329                                  (12,681)                (14,356)
                                                                                  ------------------      ------------------
                                                                                            136,541                 141,504
                                                                                  ------------------      ------------------
Total Liabilities and Shareholders' Equity                                         $        234,525        $        290,865
                                                                                  ==================      ==================

CONSOLIDATED STATEMENTS OF CASH FLOWS
Angelica Corporation and Subsidiaries
Unaudited (Dollars in thousands)


                                                                                             First Half Ended
                                                                                ------------------------------------------

                                                                                  July 27, 2002           July 28, 2001
                                                                                ------------------      ------------------
Cash Flows from Operating Activities:
    Income from continuing operations before extraordinary item                  $          5,561        $          2,086
    Extraordinary loss                                                                     (4,409)                      -
                                                                                ------------------      ------------------
    Income from continuing operations                                                       1,152                   2,086
    Non-cash items included in income from continuing operations:
      Depreciation                                                                          6,592                   5,499
      Amortization                                                                            413                   1,027
    Change in working capital components,
      net of businesses acquired/disposed of                                               (1,662)                 (4,273)
    Utilization of restructuring reserves                                                  (1,464)                      -
    Other, net                                                                               (240)                 (1,106)
                                                                                ------------------      ------------------
Net cash provided by operating activities of continuing operations                          4,791                   3,233
                                                                                ------------------      ------------------


Cash Flows from Investing Activities:
    Expenditures for property and equipment, net                                           (5,543)                 (6,303)
    Disposals of businesses and property                                                    1,158                     302
                                                                                ------------------      ------------------
Net cash used in investing activities of continuing operations                             (4,385)                 (6,001)
                                                                                ------------------      ------------------


Cash Flows from Financing Activities:
    Long-term debt repayments on refinancing                                              (71,487)                 (1,686)
    Proceeds from issuance of long-term debt                                               23,100                       -
    Dividends paid                                                                         (1,380)                 (1,373)
    Other, net                                                                                673                     598
                                                                                ------------------      ------------------
Net cash used in financing activities of continuing operations                            (49,094)                 (2,461)
                                                                                ------------------      ------------------

Net cash provided by (used in) discontinued operations                                     39,109                  (1,811)
                                                                                ------------------      ------------------


Net decrease in cash and short-term investments                                            (9,579)                 (7,040)
Balance at beginning of year                                                               18,742                  20,311
                                                                                ------------------      ------------------
Balance at end of period                                                         $          9,163        $         13,271
                                                                                ==================      ==================


Supplemental cash flow information:
    Income taxes paid                                                            $            972        $          2,982
    Interest paid                                                                $          3,421        $          4,138

BUSINESS SEGMENT INFORMATION
Angelica Corporation and Subsidiaries
Unaudited (Dollars in thousands)

                                                                Second Quarter Ended                     First Half Ended
                                                         ----------------------------------     ----------------------------------
                                                             July 27,          July 28,            July 27,           July 28,
                                                               2002              2001                2002               2001
                                                         ----------------   ---------------     ---------------   ----------------
Combined sales and revenues:
    Textile Services                                      $       66,795     $      64,585       $     135,176     $      129,870
    Retail Sales                                                  21,731            20,774              46,607             44,676
                                                         ----------------   ---------------     ---------------   ----------------
                                                          $       88,526     $      85,359       $     181,783     $      174,546
                                                         ================   ===============     ===============   ================

Income from continuing operations pretax:
    Textile Services                                      $        6,478     $       4,831       $      12,362     $        9,571
    Retail Sales                                                     151              (712)                852               (773)
    Interest, corporate expenses and other, net                   (1,960)           (3,364)             (5,018)            (6,506)
                                                         ----------------   ---------------     ---------------   ----------------
                                                          $        4,669     $         755       $       8,196     $        2,292
                                                         ================   ===============     ===============   ================

Depreciation and amortization:
    Textile Services                                      $        3,322     $       2,425       $       5,621     $        4,782
    Retail Sales                                                     580               661               1,142              1,331
    Corporate                                                        160               203                 242                413
                                                         ----------------   ---------------     ---------------   ----------------
                                                          $        4,062     $       3,289       $       7,005     $        6,526
                                                         ================   ===============     ===============   ================

SUMMARY FINANCIAL POSITION DATA
Angelica Corporation and Subsidiaries
Unaudited (Dollars in thousands, except ratios, shares and per share amounts)


                                                             July 27,         January 26,
                                                               2002               2002
                                                         ----------------   ---------------
    Working capital                                       $       67,956     $      46,960
    Current ratio                                               2.2 to 1          1.4 to 1
    Long-term debt, including current maturities          $       24,027     $      72,414
    Shareholders' equity                                  $      136,541     $     141,504
    Percent total debt to debt and equity                          15.0%             33.9%
    Book value per common share                           $        15.74     $       16.44
    Common shares outstanding                                  8,672,222         8,608,209


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Forward-Looking Statements:

Any forward-looking statements made in this document reflect the Company's current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. These potential risks and uncertainties include, but are not limited to, competitive and general economic conditions, the ability to retain current customers and to add new customers in competitive market environments, competitive pricing in the marketplace, delays in the shipment of orders, availability of labor at appropriate rates, availability and cost of energy and water supplies, availability of non-domestic image apparel contractors to manufacture and deliver at an appropriate cost and in a timely manner, the ability to attract and retain key personnel, consummation of the sale and discontinuation of the Manufacturing and Marketing segment as presently contemplated, unusual or unexpected cash needs for operations or capital transactions, the ability to obtain financing in required amounts and at appropriate rates, and other factors which may be identified in the Company's filings with the Securities and Exchange Commission.
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